Investor Presentation Second Quarter 2025 Nasdaq: CARE

Forward-Looking Statement 2 This information contains or incorporates certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements relating to our financial condition, market conditions, results of operations, plans, objectives, outlook for earnings, revenues, expenses, capital and liquidity levels and ratios, asset levels, asset quality and nonaccrual and nonperforming loans. Forward looking statements are typically identified by words or phrases such as “will likely result,” “expect,” “anticipate,” “estimate,” “forecast,” “project,” “intend,” “ believe,” “assume,” “strategy,” “trend,” “plan,” “outlook,” “outcome,” “continue,” “remain,” “potential,” “opportunity,” “comfortable,” “current,” “position,” “maintain,” “sustain,” “seek,” “achieve” and variations of such words and similar expressions, or future or conditional verbs such as will, would, should, could or may. These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and often are beyond the Company’s control. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The matters discussed in these forward-looking statements are subject to various risks, uncertainties and other factors that could cause actual results and trends to differ materially from those made, projected, or implied in or by the forward-looking statements including, but not limited to the effects of: market interest rates and the impacts of market interest rates on economic conditions, customer behavior, and the Company’s net interest margin, net interest income and its deposit, loan and securities portfolios; inflation, market and monetary fluctuations; changes in trade, tariffs, monetary and fiscal policies and laws of the U.S. government and the related impacts on economic conditions and financial markets, and changes in policies of the Federal Reserve, FDIC and U.S. Department of the Treasury; changes in accounting policies, practices, or guidance, for example, our adoption of Current Expected Credit Losses (“CECL”) methodology, including potential volatility in the Company’s operating results due to application of the CECL methodology; cyber-security threats, attacks or events; rapid technological developments and changes; our ability to resolve our nonperforming assets and our ability to secure collateral on loans that have entered nonaccrual status due to loan maturities and failure to pay in full; changes in the Company’s liquidity and capital positions; concentrations of loans secured by real estate, particularly CRE loans, and the potential impacts of changes in market conditions on the value of real estate collateral; increased delinquency and foreclosure rates on CRE loans; an insufficient allowance for credit losses; the potential adverse effects of unusual and infrequently occurring events, such as weather-related disasters, terrorist acts, war and other geopolitical conflicts or public health events, and of any governmental and societal responses thereto; these potential adverse effects may include, without limitation, adverse effects on the ability of the Company's borrowers to satisfy their obligations to the Company, on the value of collateral securing loans, on the demand for the Company's loans or its other products and services, on incidents of cyberattack and fraud, on the Company’s liquidity or capital positions, on risks posed by reliance on third-party service providers, on other aspects of the Company's business operations and on financial markets and economic growth; a change in spreads on interest-earning assets and interest-bearing liabilities; regulatory supervision and oversight, including our relationship with regulators and any actions that may be initiated by our regulators; legislation affecting the financial services industry as a whole, and the Company and the Bank, in particular; the outcome of pending and future litigation and/or governmental proceedings; increasing price and product/service competition; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; managing our internal growth and acquisitions; the possibility that the anticipated benefits from acquisitions cannot be fully realized in a timely manner or at all, or that integrating acquired operations will be more difficult, disruptive or more costly than anticipated; the soundness of other financial institutions and any indirect exposure related to large bank failures and their impact on the broader market through other customers, suppliers and partners or that the conditions which resulted in the liquidity concerns with those failed banks may also adversely impact, directly or indirectly, other financial institutions and market participants with which the Company has commercial or deposit relationships with; material increases in costs and expenses; reliance on significant customer relationships; general economic or business conditions, including unemployment levels, supply chain disruptions and slowdowns in economic growth; significant weakening of the local economies in which we operate; changes in customer behaviors, including consumer spending, borrowing and saving habits; changes in deposit flows and loan demand; our failure to attract or retain key associates; expansions or consolidations in the Company’s branch network, including that the anticipated benefits of the Company’s branch acquisitions or the Company’s branch network optimization project are not fully realized in a timely manner or at all; deterioration of the housing market and reduced demand for mortgages; and re-emergence of turbulence in significant portions of the global financial and real estate markets that could impact our performance, both directly, by affecting our revenues and the value of our assets and liabilities, and indirectly, by affecting the economy generally and access to capital in the amounts, at the times and on the terms required to support our future businesses. Many of these factors, as well as other factors, are described in our filings with the Securities and Exchange Commission, including in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. All risk factors and uncertainties described herein and therein should be considered in evaluating the Company’s forward-looking statements. Forward-looking statements are based on beliefs and assumptions using information available at the time the statements are made. We caution you not to unduly rely on forward-looking statements because the assumptions, beliefs, expectations and projections about future events are expressed in or implied by a forward-looking statement may, and often do, differ materially from actual results. Any forward-looking statement speaks only as to the date on which it is made, and we undertake no obligation to update, revise or clarify any forward-looking statement to reflect developments occurring after the statement is made, except as required by law.

Table of Contents 3 SECTION 01 Overview 4-14 SECTION 02 Financial Highlights 15-26 SECTION 03 Asset Quality 27-33 SECTION 04 Deposit Mix 34-36 SECTION 05 Commercial Loans 37-46 SECTION 06 Non-GAAP Reconciliation 47-52

Overview SECTION 01

5As of June 30, 2025 Company History Focused on the future. A well-capitalized franchise with momentum 1974 Bank established de novo in 1974 as First National Bank of Rocky Mount, VA 2006 Carter Bank & Trust charter established in 2006 with the merger of ten banks 2020 Carter Bankshares, Inc. holding company established in Q4 2020 with the assets of Carter Bank & Trust 2024 Carter Bankshares, Inc. unveiled a new logo and a refreshed visual brand identity to reflect our revitalized focus Completed the acquisition of two First Reliance Bank North Carolina branches – Two Corporate Office Expansions in Winston-Salem and Gastonia, North Carolina – 71.0% of Loan Production funded at a weighted average rate of 6.82% YTD 2025, with Construction loans of approximately $450M funding over the next 12-18 months. _ Strong Deposit Growth of 8.8% compared to Q2'24 – Strong Available Liquidity Position – Diversified and Granular Deposit base, approximately 78.0% Retail Customers Corporate Highlights $4.8B Assets – $3.7B Loans – $4.2B Deposits HQ Martinsville, Virginia – 64 Branches – 10 Corporate Centers Footprint Stats

As of Month XX, XXXX Regional Footprint 6 VIRGINIA N. CAROLINA Charlotte Martinsville Raleigh Greensboro Lynchburg Charlottesville Corporate Headquarters Regional Offices Branches Map Key 51 Total Branches in Virginia – Total VA Deposits $3.7B 13 Total Branches in North Carolina – Total NC Deposits $0.5B As of June 30, 2025 Roanoke Winston-Salem Gastonia

Leadership Team 7 Loran Adams Executive Vice President Director of Regulatory Risk Management 42 years in Industry 8 years at the Bank Tami Buttrey Executive Vice President Chief Retail Banking Officer 42 years in Industry 6 years at the Bank Paul Carney Executive Vice President Chief Human Resources Officer 13 years in Industry 6 years at the Bank Jane Ann Davis Executive Vice President Chief Administrative Officer 41 years in Industry 41 years at the Bank Tony Kallsen Senior Executive Vice President Chief Credit Risk Officer 34 years in Industry 7 years at the Bank Joyce Parker Executive Assistant 39 years in Industry 35 years at the Bank Chrystal Parnell Executive Vice President Chief Marketing & Communications Officer 22 years in Industry 3 years at the Bank Matt Speare Senior Executive Vice President Chief Operations Officer 23 years in Industry 8 years at the Bank Rich Spiker Senior Executive Vice President Chief Lending Officer 36 years in Industry 7 years at the Bank Charlie Sword Senior Vice President Internal Audit Director 19 years in Industry 4 years at the Bank Litz Van Dyke Chief Executive Officer 40 years in Industry 9 years at the Bank Bradford Langs President Chief Strategy Officer 39 years in Industry 8 years at the Bank Wendy Bell Senior Executive Vice President Chief Strategy Officer 41 years in Industry 8 years at the Bank

As of Month XX, XXXX Rewarding Relationships 9 Regulators Customers Community Associates Investors Nurturing relationships and rewarding customers, associates, and shareholders. As of June 30, 2025

Corporate & Social Responsibility



For the 6th year in a row, the bank celebrated National Financial Literacy Month by sponsoring the Chancellor Lions Club's Big Oink contest in Fredericksburg, VA.

This annual event encourages contestants from ten age groups, including an adult division, to make a "piggy bank with personality" out of any material in an effort to promote money management and savings.


210B

The bank partnered with the Montgomery County Chamber of Commerce (VA) to award complimentary chamber memberships to four minority-owned businesses. The investment is part of a continued effort to provide opportunity to underserved communities.

Congratulations to the 2025 recipients: Ride-A-Rescue, ITT Cleaning, Anjalia Productions, and MVEE Creations & More.



The Facilities team engaged a local small business' herd of goats to transform a roughly 5-acre wooded area at the bank's headquarters that had become overgrown. This economical and environmentally friendly move also had an 'agri-tainment' factor enjoyed by our Associates.

1,314
Volunteer Community Service Hours

–

45
Nonprofits Supported by Associates Serving on Boards & Committees

–

$473,531
Charitable Donations & Sponsorships to Nonprofits

–

38
Financial Education Classes Facilitated for 662 Students

Carter Bankshares, Inc.

As of June 30, 2025 10

As of Month XX, XXXX Investment Highlights Strong Financial Performance • Strong Liquidity & Capital Position • CET1 of 10.87% • ͏͏ACL coverage of 1.90% • ͏͏$1.4B of total available liquidity • ͏͏179.6% total available liquidity / uninsured deposits Attractive Markets & Customers • Well-positioned in Virginia & North Carolina including Fast Growing Markets such as Charlottesville, Charlotte, Greensboro, Roanoke, Raleigh, and Winston-Salem. Executing Strategic Objectives • Investments in Human Capital, Brand & Culture, Technology, Loan & Deposit Diversification, Customer Experience, and Safety & Soundness should provide operational leverage and growth going forward Strong Financial Performance Conservative Credit Culture • Well-reserved with our other segment reserve for the largest lending relationship • ͏͏Excluding the largest lending relationship, credit quality remains strong and underwriting remains conservative 11As of June 30, 2025

As of Month XX, XXXX Strategic Initiatives 12 Superior financial performance and operational excellence. Growing responsibly with financial safety and soundness in mind is an essential practice that enables the Bank to prosper and remain independent. We’re known for our ability to provide exceptional service and build long-lasting relationships with customers. We will continue to build upon this differentiation with exceptional experiences, strong relationships, and community impact by investing in ways to improve the customer experience and gain operational efficiencies. Grow Responsibly – Provide Exceptional Experience – Gain Operational Efficiency We will invest in human capital strategies to enhance the associate experience. We will continue to drive efficiency and process improvement across all levels of the organization, leveraging technology and automation. We will make significant investments in the new brand strategy working on updating and enhancing the image and reputation of the Bank. Invest Enhance Expand We will focus on initiatives around enhancing technology, operations, customer experience, C&I, CRA, ESG, DEI, channel delivery, and product development. From a risk management perspective, we will strengthen change management systems and leverage the Board’s ERM Committee. We will continue strategies to deepen existing relationships and acquire new relationships in current markets. We will focus on increasing market share in target growth markets. We will focus on expanding through organic growth and opportunistic acquisition. As of June 30, 2025

13As of June 30, 2025 Expansion Completed purchase of two North Carolina branches from First Reliance Bank At the close of business on May 23, 2025, the Company completed the acquisition of two leased branch facilities and the deposits associated therewith, located in Mooresville, North Carolina and Winston-Salem, North Carolina, from First Reliance Bank (the “Branch Purchase”). In the Branch Purchase the Bank acquired $55.9 million of deposits, as well as cash, personal property and other fixed assets related to the branch locations purchased, and welcomed 10 new associates to its team. The Branch Purchase did not include any loans. $56M Deposits 10 Associates 02 Offices in North Carolina Q2/25 Close Date Overview "We are thrilled to welcome First Reliance’s associates and customers to the Carter family and help the people of Winston-Salem and Lake Norman live life to the fullest. I'm very proud of our team's hard work to ensure the smoothest transition possible for both the customers and bank associates, and we are very excited to continue building and expanding these relationships." — Litz Van Dyke, CEO

Safety & Soundness 14As of June 30, 2025 Capital Asset Quality Earnings 10.87% Common Equity Tier 1 Ratio (CET1) – 12.12% Total Risk-based Capital Ratio – 9.46% Leverage Ratio – $17.89 Book Value 0.43% Delinquency/Portfolio Loans – 6.69% NPL/Portfolio Loans1 – 1.90% ACL/Portfolio Loans2 – 0.01% Net Charge-offs/Portfolio Loans (YTD) 0.75% ROA (YTD) – 8.85% ROE (YTD) – 2.76% NIM (FTE) (YTD)3 – 77.06% Adjusted Efficiency Ratio (YTD)3 $1.4B Total Liquidity Sources – 10.26% Highly Liquid Assets/Total Assets – 62.74% Highly Liquid Assets/Uninsured Deposits – 179.62% Total Available Liquidity/Uninsured Deposits Liquidity 1 0.40% without the largest NPL relationship, see non-GAAP reconciliation 2 1.26% without the largest NPL relationship, see non-GAAP reconciliation 3 Non-GAAP Financial measure - see Non-GAAP reconciliation

Financial SECTION 02

Balance Sheet & Income Statement

Operational Results	2Q 2025	1Q 2025	Q/Q Change $	2Q 2024	Y/Y Change $
Net Interest Income	$ 32,359	$ 30,138	**$ 2,221**	$ 28,092	**$ 4,267**
(Recovery) Provision for Credit Losses	(2,330)	(2,025)	**(305)**	491	**(2,821)**
Recovery for Unfunded Commitments	(335)	(114)	**(221)**	(236)	**(99)**
Noninterest Income	4,908	6,901	**(1,993)**	5,533	**(625)**
Noninterest Expense	29,304	28,042	**1,262**	27,446	**1,858**
Income Tax Expense	2,118	2,183	**(65)**	1,121	**997**
Net Income	$ 8,510	$ 8,953	**$ (443)**	$ 4,803	**$ 3,707**
Balance Sheet Condition					
Assets	$ 4,784,091	$ 4,700,287	**$ 83,804**	$ 4,532,509	**$ 251,582**
Gross Loans	3,747,367	3,687,495	**59,872**	3,549,521	**197,846**
Allowance for Credit Losses	(71,023)	(73,518)	**2,495**	(96,686)	**25,663**
Securities	755,212	745,390	**9,822**	746,325	**8,887**
Deposits	4,222,239	4,200,927	**21,312**	3,881,301	**340,938**
Borrowings	113,500	55,000	**58,500**	238,000	**(124,500)**
Shareholders' Equity	$ 405,635	$ 401,766	**$ 3,869**	$ 364,411	**$ 41,224**

$2.2M / $4.3M
Net Interest Income up Q/Q & Y/Y

$(2.3)M / $(2.0)M
(Recovery) for Credit Losses 2Q25 & 1Q25

$3.7M
Net Income up Y/Y

$59.9M / $197.8M
Loan Growth up Q/Q & Y/Y

$21.3M / $340.9M
Deposits up Q/Q & Y/Y

$(124.5)M
Borrowings down Y/Y

Carter Bankshares, Inc.
As of June 30, 2025 16

Financial / Shareholder Ratios 17As of June 30, 2025 Shareholder Ratios 2Q 2025 1Q 2025 Q/Q Change 2Q 2024 Y/Y Change Diluted Earnings Per Share (QTD) $ 0.37 $ 0.39 $ (0.02) $ 0.21 $ 0.16 Financial Ratios Return on Avg Assets (QTD) 0.72% 0.78% (0.06) % 0.43% 0.29 % Return on Avg Shareholders' Equity (QTD) 8.45% 9.27% (0.82) % 5.40% 3.05 % Net Interest Margin (FTE)(QTD)1 2.82% 2.70% 0.12% 2.56% 0.26 % Adjusted Efficiency Ratio (QTD)1 75.55% 78.67% (3.12) % 81.33% (5.78) % Asset Quality Ratios NPL / Portfolio Loans 6.69% 7.09% (0.40) % 8.46% (1.77) % NPA / Total Assets plus OREO 6.73% 7.10% (0.37) % 8.52% (1.79) % ACL / Portfolio Loans 1.90% 1.99% (0.09) % 2.72% (0.82) % Net Chg-offs / Portfolio Loans (QTD annualized) 0.02% 0.01% 0.01% 0.04% (0.02) % $0.16 Diluted EPS up Y/Y 0.29% ROA up Y/Y 3.05% ROE up Y/Y 0.12% / 0.26% NIM (FTE) up Q/Q & Y/Y $9.5M / $6.9M Curtailment Payments made 2Q25 & 1Q25 1Non-GAAP Financial measure - see Non-GAAP reconciliation

Financial Performance Trends 18As of June 30, 2025 Net Income, in thousands $31,590 $50,118 $23,384 $24,523 $17,463 2021 2022 2023 2024 YTD 2Q2025 Adjusted Efficiency Ratio 73.51% 60.67% 72.54% 80.95% 77.06% 2021 2022 2023 2024 YTD 2Q2025 ROA 0.76% 1.21% 0.53% 0.54% 0.75% 2021 2022 2023 2024 YTD 2Q2025 TCE 9.86% 7.82% 7.78% 8.25% 8.48% 2021 2022 2023 2024 2Q2025 2 1 Net Income for the six months ended June 30, 2025 is YTD annualized 2 Non-GAAP Financial Measure - see Non-GAAP reconciliation 1 $17,752 $32,215

Capital Management

- Focus on maintaining a strong regulatory capital position in excess of regulatory thresholds.
- Ensure capital levels are commensurate with the Company's risk profile and strategic plan objectives.
- As of June 30, 2025 we purchased 547,332 shares of common stock under 2025 Program, effective May 1, 2025 at a total cost $9.1 million at an average cost per share of $16.70.

REGULATORY CAPITAL

10.87%	12.12%	9.46%
TIER 1	TOTAL	LEVERAGE

Carter Bankshares

	Regulatory Well Capitalized	Actual	Excess ($) (In Thousands)	Excludes Impact of Large NPL	Excess ($) Excludes Impact of Large NPL (In Thousands)
Common Equity Tier 1 Ratio ("CET 1")	6.50%	10.87%	$ 183,056	12.71%	$ 252,954
Tier 1 Risk-based Ratio	8.00%	10.87%	120,157	12.71%	191,844
Total Risk-based Capital Ratio	10.00%	12.12%	88,971	13.97%	161,570
Leverage Ratio	5.00%	9.46%	214,884	10.75%	277,031
Critically Undercapitalized Category	Tangible equity to total assets ≤ 2%				
Capital Conservation Buffer	>= 2.5% composed of CET 1				

	Actual ($) 06/30/25	Cumulative AOCL Impact 06/30/25	Other Segment Reserve Impact 06/30/25[1]
Book Value per Common Share	$ 17.89	$ (2.31)	$ (0.85)
		$ (3.16)	
Adjusted Book Value[2]	**$ 21.05**		

Carter Bankshares, Inc.

[1]Non-GAAP Financial measure - see Non-GAAP reconciliation
[2]During 2024 and 2025, $30.3 million of the other segment reserve released from the $66.4 million of curtailment payments and a decline in reserve rate from 17.99% to 10.18% which resulted in a $1.08 per share increase in book value. Included in the total reserve release is $15.0 million related to the Other segment of the loan portfolio that was charged off during the third quarter of 2024.

As of June 30, 2025 19

Liquidity 20As of June 30, 2025 $ in thousands June 30, 2025 December 31, 2024 Change Cash and Due From Banks, including Interest-bearing Deposits $ 99,905 $ 131,171 $ (31,266) FHLB Borrowing Availability1 731,967 735,294 (3,327) Unsecured Lines of Credit 30,000 30,000 — Collateralized Lines of Credit 45,000 45,000 — Unpledged Investment Securities 438,823 418,350 20,473 Excess Pledged Securities 59,839 33,022 26,817 Total Liquidity Sources $ 1,405,534 $ 1,392,837 $ 12,697 $1.4B TOTAL AVAILABLE LIQUIDITY Continue to maintain a strong liquidity position: ▪ Ongoing FHLB collateral pledging1 ▪ Maintain three unsecured lines of credit ▪ Maintain one secured line of credit ▪ Majority of bond portfolio is unpledged ▪ Available sources to leverage unpledged bonds • Federal Reserve Discount Window • Federal Home Loan Bank of Atlanta • Secured Federal Funds Lines Strong coverage of uninsured deposits: ▪ Total available liquidity / uninsured deposits 179.6% 1For the periods presented above, the Company maintained a secured FHLB Borrowing Facility with FHLB of Atlanta equal to 25% of the Bank's assets approximating $1.2 billion, with available borrowing capacity subject to the amount of eligible collateral pledged at any given time.

Loan Composition

$ in thousands	For the Period Ending 6/30/2025	3/31/2025	6/30/2024	Variance Quarter	Year
Commercial Real Estate	$ 2,000,766	$ 1,915,863	$ 1,801,397	$ 84,903	$ 199,369
Commercial and Industrial	221,880	234,024	240,611	(12,144)	(18,731)
Residential Mortgages	814,188	801,253	783,903	12,935	30,285
Other Consumer	27,991	28,804	31,284	(813)	(3,293)
Construction	443,573	459,285	394,926	(15,712)	48,647
Other[1]	238,723	248,266	297,400	(9,543)	(58,677)
Total Portfolio Loans[2]	**$ 3,747,121**	**$ 3,687,495**	**$ 3,549,521**	**$ 59,626**	**$ 197,600**

- Total portfolio loans increased $197.6M, or 5.6% YoY due to loan growth, primarily in the commercial real estate, construction and residential mortgage segments.
- 71.0% of Loan Production funded at a weighted average rate of 6.82% YTD 2025, with Construction loans of approximately $450M funding over the next 12-18 months.
- The Other segment is down $58.7M YOY primarily due to curtailment payments made by the Bank's largest lending relationship since these loans were placed in nonaccrual status in the second quarter of 2023.



Total Portfolio Loan Growth 3
$2,812
$3,149
$3,506
$3,625
$3,747
(4.58)%
11.98%
11.34%
3.39%
6.79%
YE 2021
YE 2022
YE 2023
YE 2024
Q2 2025
Portfolio Loans
Growth



CRE 53%
C&I 6%
Res Mtgs 22%
Construction 12%
Other 6%
Other Consumer 1%

[1] Other loans include unique risk attributes considered inconsistent with our current underwriting standards.
[2] Total Portfolio Loans is net of loans held-for-sale and Loan Portfolio Segments are sourced from Fed. Call Codes (RC-C).
[3] $ in millions

Carter Bankshares, Inc.
As of June 30, 2025 21

Loan Portfolio Repricing & Index 2Q2025 22As of June 30, 2025 Loan Portfolio by Rate Type Fixed $1,361 36% Floating $947 25% Variable $1,439 Loan Portfolio by Rate Index Type Fixed $1,361 36% SOFR $540 Prime $412 11% Treasury $1,434 38% $3.7B $3.7B 1Floating Rate Loans are defined as loans with contractual interest rate terms that allow the loan to reprice at least once each month. 2Variable Rate Loans are defined as loans with contractual interest rate terms that allow the loan to reprice at least once during the life of the loan agreement, but not more frequently than once per quarter. 3 $ in millions 3 3 3 3 3 3 3 39% 15%

Top Ten (10) Relationships (Total Commitment) 23As of June 30, 2025 For the Periods Ending Change % of Gross Loans % of RBC $ in thousands 6/30/2025 12/31/2024 1. Hospitality, Agriculture & Energy $ 235,542 $ 251,982 $ (16,440) 6.29% 46.34% 2. Multifamily 58,741 58,871 (130) 1.57% 11.56% 3. Office 55,426 40,462 14,964 1.48% 10.90% 4. Multifamily 51,984 51,990 (6) 1.39% 10.23% 5. Retail & Office 51,163 52,913 (1,750) 1.37% 10.07% 6. Warehouse 48,832 49,661 (829) 1.30% 9.60% 7. Retail 48,087 44,511 3,576 1.28% 9.46% 8. Long-Term Care 46,199 46,199 — 1.23% 9.09% 9. Health Care Facility 44,779 44,779 — 1.19% 8.81% 10. Warehouse 43,121 44,577 (1,456) 1.15% 8.48 % Top Ten (10) Relationships $ 683,874 $ 685,945 $ (2,071) 18.25% 134.54 % Total Gross Loans $ 3,747,367 $ 3,624,826 $ 122,541 % of Total Gross Loans 18.25% 18.92% (0.67) % Concentration (25% of RBC) $ 127,075 $ 125,190

Bond Portfolio

$ in thousands	June 30, 2025 Amortized Cost	June 30, 2025 Net Unrealized (Losses)/ Gains	June 30, 2025 Fair Value	December 31, 2024 Amortized Cost	December 31, 2024 Net Unrealized (Losses)/ Gains	December 31, 2024 Fair Value
U.S. Government Agency Securities	$ 23,405	$ (507)	$ 22,898	$ 27,634	$ (684)	$ 26,950
Residential Mortgage-Backed Securities	105,587	(8,322)	97,265	106,593	(10,440)	96,153
Commercial Mortgage-Backed Securities	24,987	(390)	24,597	22,233	(646)	21,587
Other Commercial Mortgage-Backed Securities	31,004	(1,426)	29,578	24,064	(2,094)	21,970
Asset Backed Securities	122,292	(7,186)	115,106	127,978	(9,457)	118,521
Collateralized Mortgage Obligations	181,303	(8,711)	172,592	158,610	(10,022)	148,588
States and Political Subdivisions	262,578	(33,410)	229,168	262,879	(41,698)	221,181
Corporate Notes	70,750	(6,742)	64,008	70,750	(7,300)	63,450
Total Debt Securities	**$ 821,906**	**$ (66,694)**	**$ 755,212**	**$ 800,741**	**$ (82,341)**	**$ 718,400**

- The bond portfolio is 100% available-for-sale.
- Our portfolio consists of 45.1% of securities issued by United States government sponsored entities and carry an implicit government guarantee.
- States and political subdivisions comprise 30.3% of the portfolio and are largely general obligation or essential purpose revenue bonds, which have performed very well historically over all business cycles, and are rated AA and AAA.
- At June 30, 2025, the Company held 58.2% fixed rate and 41.8% floating rate securities.
- The material improvement in unrealized losses was largely due to bond maturities, amortizations and lower intermediate-term interest rates.
- Securities comprise 15.8% of total assets at June 30, 2025.
- Shorter maturity profile with an average life of 5.03 years; less interest rate risk with an effective duration of 3.78; and higher than peer book yield of 3.38%



Muni 30%
SBA 5%
ABS 6%
Corporate 8%
Agencies 1%
MBS 14%
CMBS 13%
CMO 23%

Carter Bankshares, Inc.
As of June 30, 2025 24

Deposit Composition 25As of June 30, 2025 For the Period Ending Variance $ in thousands 6/30/2025 3/31/2025 6/30/2024 Quarter Year Lifetime Free Checking $ 635,192 $ 631,714 $ 653,296 $ 3,478 $ (18,104) Interest-Bearing Demand 805,013 794,059 565,465 10,954 239,548 Money Market 544,764 528,381 500,475 16,383 44,289 Savings 343,659 353,394 399,833 (9,735) (56,174) Certificates of Deposits 1,893,611 1,893,379 1,762,232 232 131,379 Total Deposits $ 4,222,239 $ 4,200,927 $ 3,881,301 $ 21,312 $ 340,938 • Total deposits increased $340.9M YoY • Diversified and granular deposit base, approximately 78.0% Retail Customers • Approximately 81.5% of Deposits, including Collateralized Muni deposits are FDIC Insured • Partnership with IntraFi for available coverage over $250K FDIC insured limit CDs 45% Savings 8% DDA Int. Bearing 19% DDA Int. Free 15% MMA 13% Total Deposits Composition $3,698 $3,633 $3,722 $4,153 $4,222 $748 $706 $685 $634 $635 $2,950 $2,927 $3,037 $3,519 $3,587 Noninterest-bearing Deposits Interest-bearing Deposits YE 2021 YE 2022 YE 2023 YE 2024 Q2 2025 1 1 Period end balances at, $ in millions

As of Month XX, XXXX Past Present Future Deposit Mix - 12/31/2017 Deposit Mix - 06/30/2025 Deposit Mix - Target Deposits 26 Goal is to enhance and diversify funding sources with a focus on lower cost/core relationships (both retail and commercial): •Deposits currently stand at $4.2B •CD Portfolio ($1.9B) is relatively short with 77.8% of the retail portfolio scheduled to mature within 12 months and 97.6% of the retail portfolio scheduled to mature within 24 months, allowing for opportunities to lower deposit costs quickly when short term rates begin to ease •Multiple strategies are in place to grow all non maturity deposit accounts with a focus on lower cost of funds •Established product road map and working to expand deposit offerings for retail and commercial customers As of June 30, 2025 CDs 56% DDA - Int. Free 14% DDA - Int. Bearing 7% MMA 3% Savings 20% CDs 30% DDA - Int. Free 25% DDA - Int. Bearing 10% MMA 15% Savings 20% DDA - Int. Free 15% DDA - Int. Bearing 19% CDs 45% MMA 13% Savings 8%

Asset Quality SECTION 03

Asset Quality 28As of June 30, 2025 $236 $4, $1, $10 2Q20251 Nonperforming Loan Breakdown YE 2021 YE 2022 YE 2023 YE 2024 Q2 2025 NPL CRE $ 3 $ 2 $ 1 $ 1 $ 10 C&I 1 — — 1 1 Res. Mtg. 1 1 4 5 4 Other Consumer 2 4 — — — Construction — — 3 — — Other — — 302 252 236 Total NPL $ 7 $ 7 $ 310 $ 259 $ 251 1 1 $251 $1 Q2 20251 Nonperforming Assets YE 2021 YE 2022 YE 2023 YE 2024 Q2 2025 NPA NPLs $ 7 $ 7 $ 310 $ 259 $ 251 OREO 11 8 2 1 1 Total NPA $ 18 $ 15 $ 312 $ 260 $ 252 11 Delinquency / Portfolio Loans 2 5 6 5 16 2,812 3,149 3,506 3,625 3,747 0.06% 0.15% 0.17% 0.13% 0.43% Delinquency Portfolio Loans Delinquency / Portfolio Loans YE 2021 YE 2022 YE 2023 YE 2024 Q2 2025 Nonperforming Loans / Total Portfolio Loans $2,812 $3,149 $3,506 $3,625 $3,747 7 7 310 259 251 2,805 3,142 3,196 3,366 3,496 0.26% 0.21% 8.83% 7.15% 6.69% Nonperforming Loans Performing Loans Nonperforming Loans/ Total Portfolio Loans YE 2021 YE 2022 YE 2023 YE 2024 Q2 2025 1The Company placed commercial loans in the Other segment of the Company's loan portfolio, relating to the Bank's largest credit relationship, which has a current principal balance of $235.5 million in nonaccrual status due to loan maturities and failure to pay in full during the second quarter of 2023. $ in millions

Delinquency Trends 29As of June 30, 2025 Past Due Loans / Total Portfolio Loans 0.06% 0.15% 0.17% 0.13% 0.43% 0.05% 0.08% 0.16% 0.13% 0.42% 0.01% 0.07% 0.01% 0.01% $1,670 $4,837 $6,032 $4,828 $16,248 30-59 Days PD 60-89 Days PD Total PD Amt YE 2021 YE 2022 YE 2023 YE 2024 Q2 2025 —% 0.06% 0.12% 0.18% 0.24% 0.30% 0.36% 0.42% 0.48% $— $3,000 $6,000 $9,000 $12,000 $15,000 $18,000 $'s in thousands 1 Portfolio loans past due 30 to 89 days increased $11.4 million to $16.2 million at June 30, 2025 compared to $4.8 million at December 31, 2024. The increase is primarily attributable to $8.2 million of loan maturities without completion of the internal extension process as of June 30, 2025, which are primarily in commercial real estate. Also contributing to the increase are several credits in residential mortgages with four credits totaling $2.4 million and an additional credit of $4.5 million in the construction segment. 1

Delinquency Trends

Delinquency Trends



$16,248
0.43%
$250,581
6.69%
$3,480,292
92.88%
30-89 Days Past Due
NPL
Current

	June 30, 2025			
$ in thousands	Current	30-89 Days Past Due	NPL	Total Portfolio Loans
Commercial Real Estate	$ 1,983,106	$ 8,047	$ 9,613	$ 2,000,766
Commercial and Industrial	220,616	216	1,048	221,880
Residential Mortgages	806,887	3,159	4,142	814,188
Other Consumer	27,734	228	29	27,991
Construction	438,768	4,598	207	443,573
Other[1]	3,181	—	235,542	238,723
Total	**$ 3,480,292**	**$ 16,248**	**$ 250,581**	**$ 3,747,121**

COMMENTARY:

- **The $235.5M commercial loans placed in "Other" which comprises the largest lending relationship represents 94.0% of the total nonperforming loans**
- **Excluding the largest lending relationship, the Q2 2025 NPL ratio is significantly better than peers (0.40% vs 0.67%) and the delinquency ratio is the same as peers (0.43% vs 0.43%)**

Carter Bankshares, Inc.

[1]Represents the Bank's largest lending relationship with a current principal balance of $235.5 million placed on nonaccrual status during the second quarter of 2023.
Note: Other Real Estate Owned was $1.7 million as of June 30, 2025.
Note: Peers include AROW, BHB, CFFI, CCBG, CHCO, CCNE, CTBI, FCBC, GSBC, HTB, MPB, MVBF, ORRF, PFIS, FRST, RBCA.A, SHBI, SMBK, SYBT, UVSP, WASH, BHRB, THFF, PEBO

As of June 30, 2025

30

Nonperforming Relationships 31As of June 30, 2025 Nonaccrual Balance Change Comments $ in thousands 6/30/2025 12/31/2024 1. Other $ 235,542 $ 251,982 $ (16,440) Other 2 CRE 9,495 — 9,495 Commercial Property 3. Residential Construction 2,018 2,053 (35) Residential Construction 4. Commercial & Industrial 1,004 1,026 (22) Purchase Business Equipment 5. Residential 370 — 370 Residential Mortgage Loan 6. Residential — 527 (527) Residential Mortgage Loan 7. CRE — 419 (419) Commercial Property Subtotal: Top 5 Nonaccrual Loans $ 248,429 $ 256,007 $ (7,578) Total Nonaccrual Loans $ 250,581 $ 259,349 $ (8,768) Top 5 Nonaccrual Loans / Total Nonaccrual Loans 99.14% 98.71% 0.43 % Total Portfolio Loans $ 3,747,121 $ 3,687,495 $ 59,626 Total Nonaccrual Loans / Total Portfolio Loans 6.69% 7.03% (0.34) % Total Nonaccrual Loans excluding "Other1" / Total Portfolio Loans 0.40% 0.20% 0.20% 1 The Company placed commercial loans in the Other segment of the Company’s loan portfolio, relating to the Bank’s largest lending relationship which has a current principal balance of $235.5 million, on nonaccrual status due to loan maturities and failure to pay in full during the second quarter of 2023.

Loan Portfolio - Risk Ratings 32As of June 30, 2025 Portfolio Credit Quality Trend $2,812 $3,149 $3,506 $3,625 $3,747 $2,616 $2,992 $3,192 $3,351 $3,489 $186 $142 $310 $267 $255 93.0% 95.0% 91.1% 92.4% 93.1% Pass Substandard Special Mention % of Pass to Total YE 2021 YE 2022 YE 2023 YE 2024 Q2 2025 $— $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 10 15 4 Portfolio Credit Quality Trend $196 $157 $314 $274 $258 $186 $142 $310 $267 $255 $10 $15 $4 $7 $3 97.5% 94.3% 92.2% Substandard Special Mention % of "Other " to Substandard YE 2021 YE 2022 YE 2023 YE 2024 Q2 2025 $— $120 $240 $360 $480 3 1 1 The Company placed $301.9 million of commercial loans in the Other segment of the Company’s loan portfolio, relating to the Bank’s largest lending relationship which has a current principal balance of $235.5 million on nonaccrual status due to loan maturities and failure to pay in full during the second quarter of 2023. $ in millions 7

Net Charge-offs & Provision Expense 33As of June 30, 2025 ACL Composition & ACL Coverage Ratio $95,939 $93,852 $97,052 $75,600 $71,023 $94,974 $93,183 $42,738 $44,895 $46,582 $965 $669 $54,314 $30,705 $24,441 3.41% 2.98% 2.77% 2.09% 1.90% General Reserves Individually Evaluated Loan Reserves ACL to Total Portfolio Loans YE 2021 YE 2022 YE 2023 YE 2024 Q2 2025 Net Charge-offs & Provision Expense $23,127 $4,506 $2,300 $16,413 $222$3,350 $2,419 $5,500 $(5,039) $(4,355) 0.79% 0.15% 0.07% 0.46% 0.01% Net Charge-offs Provision Expense Net Charge-offs / Average Loans YE 2021 YE 2022 YE 2023 YE 2024 YTD Q2 2025 $(7,500) $(5,000) $(2,500) $— $2,500 $5,000 $7,500 $10,000 $12,500 $15,000 $17,500 $20,000 $22,500 $25,000 1 2 3 3 1 Included in 2021 is the $61.6 million Day 1 adjustment related to the adoption ASU No. 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments”. 2 The individually evaluated loans increased $53.6 million during the second quarter of 2023 due to our largest lending relationship, that was previously reserved in general reserves within the Other segment, moved to nonperforming status and is currently individually evaluated. 3 YTD Net charge-offs for 2021 consist of $9.2 million for nine sold loans that were a part of two relationships in 3Q21 and $6.3 million and $1.9 million in 2Q21 for the resolution of our two largest nonperforming credits, which were previously reserved. 4 YTD Net charge-offs for YE 2024 consist of a $15.0 million principal charge-off related to the Other segment of the loan portfolio. $ in thousands $ in thousands 4

Deposit Mix SECTION 04

Deposits 35As of June 30, 2025 Total Deposit Composition $3,698 $3,633 $3,722 $4,153 $4,222 $748 $706 $685 $634 $635 $2,950 $2,927 $3,037 $3,519 $3,587 Noninterest-bearing deposits Interest-bearing deposits YE 2021 YE 2022 YE 2023 YE 2024 Q2 2025 $— $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 $4,500 Insured/Uninsured Deposits $782.5 18.5% $160.5 3.8% $3,279.2 77.7% Uninsured Deposits Collateralized Muni Insured Deposits • Well-diversified deposit base of $208,070 customers – average commercial deposit account balance is $50.0K – average retail deposit account balance is $16.3K • Deposit mix of 78.0% Consumer / 22.0% Business • At June 30, 2025, the Bank had no deposit relationships greater than, or equal to, 2.0% of total deposits. • Partnership with IntraFi for available coverage over $250K FDIC insured limit. 1 2 1 Period end balances, $ in millions 2Collateralized Muni deposits are FDIC insured up to $250,000. All balances in excess of $250,000 are fully collateralized with eligible securities

Net Interest Income & NIM 0.57% 0.50% 1.73% 2.41% 2.25%3.41% 4.01% 4.60% 4.99% 5.01% 2.84% 3.51% 2.87% 2.58% 2.76% Total Cost of Funds Yield on Interest-earning Assets Net Interest Margin YE 2021 YE 2022 YE 2023 YE 2024 YTD Q2 2025 Net Interest Income 36As of June 30, 2025 $252 Avg. Earning Assets & Yield $3,972 $4,024 $4,294 $4,459 $4,595 3.41% 4.01% 4.60% 4.99% 5.01% Avg. Earning Assets Yield on Earning Assets YE 2021 YE 2022 YE 2023 YE 2024 YTD Q2 2025 3.20% 3.60% 4.00% 4.40% 4.80% 5.20% Avg. Interest-Bearing Liabilities & Costs $2,974 $3,044 $3,321 $3,509 $3,660 0.76% 0.67% 2.23% 3.06% 2.82% Avg. Interest-Bearing Liabilities Cost YE 2021 YE 2022 YE 2023 YE 2024 YTD Q2 2025 1 2 Average balances, $ in millions 1 Cost of Funds incorporates the free funds contribution with the rate on total interest-bearing liabilities to illustrate the impact of noninterest-bearing liabilities on the overall cost of funds. 2 Computed on a fully taxable equivalent basis (FTE) using 21% federal income tax statutory rate for 2021 through 2025.

Commercial Loans SECTION 05

CRE Segment Overview 38As of June 30, 2025 $252 Total CRE: $2,656.3 Total CRE, excluding "Other": $2,496.8 1 Other CRE & Other Commercial Segments include, but are not limited to, Special / Limited Use, Church, Mobile Home Park, Gas Station, Self-Storage Facilities & Auto Shops 2 Includes restaurant loans of $32.5 million 2 2 1 1

Hospitality Metrics 39As of June 30, 2025 $252 • Total portfolio balance $367.0M • Geographic diversification (see map) • Mean loan size in portfolio $6.5M1 • Median of loans in portfolio $4.3M1 • The largest loan in portfolio $51.6M1 • 18.81% are under construction1 • Top 10 borrowers make up 44.62% of the total hospitality commitment1 • No delinquent loans in the hospitality portfolio1 • There are 11.97%* loans in the hospitality portfolio that are adversely classified or NPL1 • 91.25% of hospitality portfolio is funded1 4.77 RISK RATING LTV DEBT/KEY 52.4% $103K AVERAGE *Relates to the Company's largest lending relationship. 1Commitment Level

Hospitality Metrics 40As of June 30, 2025 $ in thousands Category Hospitality Portfolio Balance Percentage of Total Balance Hospitality Commitment Balance Weighted Avg. Commitment LTV Avg. GL Balance Size Avg. of Debt per Key - Total Commitment Hilton $ 121,853 33.2% $ 171,213 60.4% $ 7,616 $ 118 IHG 73,220 20.0% 76,374 56.9% 4,881 74 Upscale Independent/Boutique 55,692 15.2% 55,692 25.3% 27,846 83 Independent 26,157 7.1% 26,215 48.5% 3,737 223 Wyndham 22,825 6.2% 22,825 56.4% 2,283 40 Marriott 46,433 12.7% 57,588 50.9% 7,739 113 Radisson 10,402 2.8% 10,402 49.5% 2,601 35 Best Western 5,603 1.5% 5,603 41.9% 1,868 20 Choice 4,846 1.3% 4,846 44.8% 1,615 26 Hospitality Totals $ 367,031 100.0% $ 430,758 52.4% $ 6,687 $ 103 Category Hospitality Portfolio Balance Percentage of Total Balance Hospitality Commitment Balance Weighted Avg. Commitment LTV Avg. GL Balance Size Avg. of Debt per Key - Total Commitment North Carolina $ 205,382 56.0% $ 258,061 56.3% $ 5,135 $ 110 South Carolina 63,694 17.3% 74,684 59.8% 6,369 102 West Virginia 55,625 15.2% 55,625 24.3% 18,542 69 Virginia 32,123 8.7% 32,181 52.1% 2,920 115 Georgia 10,207 2.8% 10,207 53.9% 5,103 59 Hospitality Totals $ 367,031 100.0% $ 430,758 52.4% $ 7,614 $ 103

Multifamily Metrics 41As of June 30, 2025 $252 • Total portfolio balance $433.9M • Geographic diversification (see map) • Mean loan size in portfolio $4.1M1 • Median of loans in portfolio $312K1 • The largest loan in portfolio $27.0M1 • 37.49% are under construction1 • Top 10 borrowers make up 53.04% of the total multifamily commitment1 • 2.02% loans in the portfolio that are delinquent1 • There are no loans in the portfolio that are considered NPL1 • 2.02% of the portfolio is considered adversely classified1 • 89.85% of portfolio is funded1 4.77 RISK RATING LTV DEBT/DOOR 51.0% $104 AVERAGE 1 Commitment Level

Multifamily Metrics 42As of June 30, 2025 $252 Category Multifamily Portfolio Balance Percentage of Total Balance Multifamily Commitment Balance Weighted Avg. Commitment LTV Avg. GL Balance Size Avg. of Debt per Door - Total Commitment Multifamily $ 357,645 82.4% $ 451,134 50.1% $ 5,677 $ 113 Student 68,881 15.9% 68,881 61.3% 7,647 49 Participations in Affordable Housing 7,335 1.7% 7,335 10.8% 156 4 Other1 — — % 50 — % — — Multifamily Totals $ 433,861 100.0% $ 527,400 51.0% $ 3,370 $ 104 Category Multifamily Portfolio Balance Percentage of Total Balance Multifamily Commitment Balance Weighted Avg. Commitment LTV Avg. GL Balance Size Avg. of Debt per Door - Total Commitment Multifamily North Carolina $ 185,146 42.7% $ 262,160 50.7% $ 3,429 $ 124 Virginia 135,073 31.1% 150,484 46.6% 3,973 88 South Carolina 44,761 10.3% 45,875 51.8% 1,865 119 Student Housing Virginia 47,557 11.0% 47,557 58.9% 5,945 55 South Carolina 19,522 4.5% 19,522 68.0% 19,522 40 North Carolina 1,802 0.4% 1,802 50.1% 1,802 8 Multifamily Totals $ 433,861 100.0% $ 527,400 51.0% $ 6,089 $ 104 $ in thousands  1 The Other category consists of multifamily properties for which we do not have the data.

Retail Metrics 43As of June 30, 2025 $252 4.22 RISK RATING LTV DEBT/SQ FT 57.0% $133 AVERAGE • Total portfolio balance $489.5M** • Geographic diversification (see map) • Mean loan size in portfolio $3.1M1 • Median of loans in portfolio $1.4M1 • The largest loan in portfolio $27M1 • 13.12% are under construction1 • Top 10 borrowers make up 31.40% of the total retail commitment1 • No loans in this portfolio are considered delinquent1 • 0.01% of this portfolio are considered adversely classified1 • 0.01% are in NPL status1 • 95.70% of retail portfolio is funded1 ** Excludes restaurant loans of $34.9 million 1 Commitment Level

Retail Metrics 44As of June 30, 2025 $252 Category Retail Portfolio Balance Percentage of Total Balance Retail Commitment Balance Weighted Avg. Commitment LTV Avg. GL Balance Size Avg. of Debt per Square Ft- Total Commitment Anchored Strip Centers $ 259,253 53.0% $ 261,979 58.8% $ 5,401 $ 118 Unanchored Strip Centers 123,211 25.2% 146,642 54.1% 1,987 169 Outparcels/Single Tenant 75,380 15.4% 77,754 54.6% 1,450 129 Power Centers2 28,095 5.7% 28,696 60.4% 7,024 101 Big Box 3,559 0.7% 3,559 61.1% 1,186 47 Retail Totals1 $ 489,498 100.0% $ 518,630 57.0% $ 3,410 $ 133 Category Retail Portfolio Balance Percentage of Total Balance Retail Commitment Balance Weighted Avg. Commitment LTV Avg. GL Balance Size North Carolina $ 289,309 59.1% $ 314,336 53.7% $ 3,179 Virginia 90,333 18.5% 90,728 63.7% 1,844 Georgia 38,048 7.8% 41,758 56.3% 2,378 South Carolina 35,875 7.3% 35,875 62.7% 4,484 Ohio 10,466 2.1% 10,466 57.8% 10,466 Florida 9,674 2.0% 9,674 75.0% 9,674 Maryland 15,428 3.1% 15,428 61.4% 7,714 West Virginia 365 0.1% 365 44.2% 365 Retail Totals1 $ 489,498 100.0% $ 518,630 57.0% $ 5,013 $ in thousands 1 Excludes restaurant loans of $32.5 million 2 A Power Center is a large outdoor shopping mall that usually includes three or more "Big Box" stores.

Office Metrics 45As of June 30, 2025 $252 • Total portfolio balance $229.2M • Geographic diversification (see map) • Mean loan size in portfolio $1.94M1 • Median of loans in portfolio $405K1 • The largest loan in portfolio $23.1M1 • 3.70% are under construction1 • Top 10 borrowers make up 56.69% of the total office commitment1 • 0.05% of this portfolio are considered delinquent1 • 0.22% of loans are primarily rated special mention1 • 0.22% are in NPL status1 • 95.59% of office portfolio is funded1 4.29 RISK RATING DEBT/SQ FT $118 AVERAGE 1 Commitment Level

Office Metrics 46As of June 30, 2025 $ in thousands $252 Category Office Portfolio Balance Percentage of Total Balance Office Commitment Balance Avg. GL Balance Size Avg. of Debt per Square Ft- Total Commitment General Office Space $ 196,942 85.9% $ 211,673 $ 2,141 $ 124 Medical Offices 24,805 10.8% 25,701 1,550 82 Veterinary Offices 6,847 3.0% 13,551 380 102 Law Offices 665 0.3% 665 166 63 Office Totals $ 229,258 100.0% $ 251,590 $ 1,059 $ 118 Category Office Portfolio Balance Percentage of Total Balance Office Commitment Balance Avg. GL Balance Size Avg. of Debt per Square Ft- Total Commitment Virginia $ 99,810 43.5% $ 102,344 $ 2,079 $ 100 North Carolina 66,010 28.8% 81,767 1,320 127 South Carolina 39,256 17.1% 43,296 6,543 148 Maryland 6,613 2.9% 6,613 6,613 121 Georgia 5,259 2.3% 5,259 1,052 162 Tennessee 3,003 1.3% 3,003 1,501 54 West Virginia 2,430 1.1% 2,430 810 69 Ohio 1,896 0.8% 1,896 948 105 Conneticut 1,326 0.6% 1,326 442 90 Michigan 1,146 0.5% 1,146 382 97 Vermont 915 0.4% 915 458 163 Illinois 517 0.2% 517 517 129 Maine 367 0.2% 367 367 154 Indiana 286 0.1% 286 286 45 Kentucky 230 0.1% 230 230 73 Florida 197 0.1% 197 197 75 Office Totals $ 229,258 100.0% $ 251,590 $ 1,484 $ 118

Non-GAAP Reconciliation SECTION 06

Non-GAAP Statement 48As of June 30, 2025 Statements in this exhibit include non-GAAP financial measures and should be read along with the accompanying tables in our definitions and reconciliations of GAAP to non-GAAP financial measures. Management uses, and this exhibit references, the adjusted NPL/portfolio loans, adjusted ACL/portfolio loans, adjusted efficiency ratio, the adjusted book value and net interest income and net interest margin, each on a fully taxable equivalent, or FTE, basis, which are non-GAAP financial measures. Management believes the adjusted NPL/portfolio loans, adjusted ACL/portfolio loans, adjusted efficiency ratio, adjusted book value and net interest income and net interest margin on an FTE basis provide information useful to investors in understanding our underlying business, operational performance and performance trends as they facilitate comparisons with the performance of other companies in the financial services industry. Although management believes that these non-GAAP financial measures enhance investors’ understanding of our business and performance, these non-GAAP financial measures should not be considered alternatives to GAAP or considered to be more important than financial results determined in accordance with GAAP, nor are they necessarily comparable with non-GAAP measures which may be presented by other companies.

Non-GAAP Reconciliation 49As of June 30, 2025 $252 Quarter-to-Date Adjusted Net Interest Income (FTE) (Non-GAAP) 2Q 2025 1Q 2025 2Q 2024 (Dollars in Thousands) Interest Income (FTE) (Non-GAAP) Interest and Dividend Income (GAAP) $ 57,747 $ 56,007 $ 54,583 Tax Equivalent Adjustment 3 171 178 197 Interest and Dividend Income (FTE) (Non-GAAP) 57,918 56,185 54,780 Average Earning Assets $ 4,634,635 $ 4,554,103 $ 4,437,077 Yield on Interest-earning Assets (GAAP) 5.00% 4.99% 4.95 % Yield on Interest-earning Assets (FTE) (Non-GAAP) 5.01% 5.00% 4.97 % Net Interest Income (GAAP) $ 32,359 $ 30,138 $ 28,092 Tax Equivalent Adjustment 3 171 178 197 Net Interest Income (FTE) (Non-GAAP) 32,530 30,316 28,289 Average Earning Assets $ 4,634,635 $ 4,554,103 $ 4,437,077 Net Interest Margin (GAAP) 2.80% 2.68% 2.55 % Net Interest Margin (FTE) (Non-GAAP) 2.82% 2.70% 2.56 % Net interest income (FTE) (non-GAAP) and total Interest and dividend income (FTE) (non- GAAP) , which are used in computing net interest margin (FTE) (non-GAAP), and adjusted efficiency ratio (non-GAAP), respectively, provide valuable additional insight into the net interest margin and the efficiency ratio by adjusting for differences in tax treatment of interest income sources. The entire FTE adjustment is attributable to interest income on earning assets, which is used in computing yield on earning assets. Interest expense and the related cost of interest-bearing liabilities and cost of funds ratios are not affected by the FTE components. 3 Computed on a fully taxable equivalent basis ("FTE") using a 21% federal income tax rate for the 2025 and 2024 periods.

Non-GAAP Reconciliation

Net interest income (FTE) (non-GAAP) and total interest and dividend income (FTE) (non-GAAP), which are used in computing net interest margin (FTE) (non-GAAP), and adjusted efficiency ratio (non-GAAP), respectively, provide valuable additional insight into the net interest margin and the efficiency ratio by adjusting for differences in tax treatment of interest income sources. The entire FTE adjustment is attributable to interest income on earning assets, which is used in computing yield on earning assets. Interest expense and the related cost of interest-bearing liabilities and cost of funds ratios are not affected by the FTE components. The adjusted efficiency ratio (non-GAAP) excludes losses on sales and write-downs of branch premises, net, gains on sales and write-downs of OREO, net, 1035 exchange fee on BOLI, the (gains) losses on sales of securities, net, equity security unrealized fair value (gain) loss, gain on BOLI death benefit and OREO income. This measure is similar to the measure utilized by the Company when analyzing corporate performance and is also similar to the measure utilized for incentive compensation. The Company believes this adjusted measure provides investors with important information about the combined economic results of the Company's operations.

	Quarter-to-Date		
Adjusted Efficiency Ratio (Non-GAAP)	**2Q 2025**	**1Q 2025**	**2Q 2024**
(Dollars in Thousands)			
Noninterest Expense	$ 29,304	$ 28,042	$ 27,446
Less: (Losses) Gains on sales and write-downs of Branch Premises, net	(60)	3	(44)
Less: (Losses) Gains on Sales and write-downs of OREO, net	(262)	(81)	8
1035 Exchange fee on BOLI	(252)	(275)	—
Less: Acquisition Costs	(386)	—	—
Less: Severance Pay	(40)	—	—
Less: Contingent Liability	(38)	—	—
Adjusted Noninterest Expense (Non-GAAP)	**28,266**	**27,689**	**27,410**
Net Interest Income	$ 32,359	$ 30,138	$ 28,092
Plus: Taxable Equivalent Adjustment[3]	171	178	197
Net Interest Income (FTE) (Non-GAAP)	**32,530**	**30,316**	**28,289**
Less: Gains on Sales of Securities, net	—	—	(36)
Less: Equity Security Unrealized Fair Value Gain	(22)	(137)	(63)
Gain on BOLI death benefit[5]	—	(1,882)	—
Less: OREO Income	—	—	(20)
Noninterest Income	4,908	6,901	5,533
Net Interest Income (FTE) (Non-GAAP) plus Adjusted Noninterest Income	**37,416**	**35,198**	**33,703**
Efficiency Ratio (GAAP)	**78.63%**	**75.71%**	**81.62%**
Adjusted Efficiency Ratio (Non-GAAP)	**75.55%**	**78.67%**	**81.33%**

Carter Bankshares, Inc.

[3] Computed on a fully taxable equivalent basis ("FTE") using a 21% federal income tax rate for the 2025 and 2024 periods.
[5] The gain on BOLI death benefit is tax-exempt.

50

Non-GAAP Reconciliation 51As of June 30, 2025 $252 The adjusted book value ratio excludes accumulated other comprehensive loss ("AOCL") and adds back the other segment reserve release, net of tax. The Company believes this adjusted measure enables investors to assess the Company's capital levels and capital adequacy without the effects of changes in AOCL and the other segment reserve, some of which are uncertain and difficult to predict, or assuming that the Company realized all the previously unrealized losses on available-for-sale securities at the end of the period or the hypothetical release of the other segment reserve. Quarter-to-Date Adjusted Book Value (Non-GAAP) 2Q 2025 (Dollars in Thousands) Adjusted Book Value (Non-GAAP) Total Shareholders' Equity $ 405,635 Add: AOCL 52,250 Add: Other Segment Reserve Release, net of tax 19,192 Total Shareholders' Equity, excluding AOCI and segment reserve release (Non-GAAP) $ 477,077 Common Shares Outstanding at End of Period 22,670 Book Value (GAAP) $ 17.89 Adjusted Book Value (Non-GAAP) $ 21.05

Non-GAAP Reconciliation 52As of June 30, 2025 $252 Adjusted Nonperforming Loans ("NPL") to Total Portfolio Loans (Non-GAAP) June 30, 2025 (Dollars in Thousands) Adjusted NPLs (Non-GAAP) Total NPL $ 250,581 Less: Bank's Largest Lending Relationship 235,542 Total NPL, excluding Bank's Largest Lending Relationship (Non-GAAP) $ 15,039 Total Portfolio Loans $ 3,747,121 NPL to Total Portfolio Loans (GAAP) 6.69 % Adjusted NPL to Total Portfolio Loans (Non-GAAP) 0.40 % Adjusted Allowance for Credit Losses ("ACL") to Total Portfolio Loans (Non-GAAP) June 30, 2025 (Dollars in Thousands) Adjusted ACL (Non-GAAP) Total ACL $ 71,023 Less: Bank's Largest Lending Relationship Reserve 23,968 Total ACL, excluding Bank's Largest Lending Relationship Reserve (Non-GAAP) $ 47,055 Total Portfolio Loans $ 3,747,121 ACL to Total Portfolio Loans (GAAP) 1.90 % Adjusted ACL to Total Portfolio Loans (Non-GAAP) 1.26%